UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 16, 2005

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
250 Rittenhouse Circle Bristol, PA 19007 (Address of principal executive offices)
(215) 785-4000 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    On May 16, 2005, Jones Apparel Group, Inc. ("Jones") entered into an Amended and Restated Five-Year Credit Agreement, dated as of that date (the "Credit Agreement"), among Jones Apparel Group USA, Inc. ("Jones USA"), Jones, Jones Apparel Group Holdings, Inc., Kasper, Ltd., Nine West Footwear Corporation, and Jones Retail Corporation (collectively, the "Additional Obligors" and, together with Jones USA, "Credit Parties"), the lending institutions party thereto (the "Lenders"), J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Co-Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"), JPMorgan Chase Bank, N.A. and Citibank, N.A., as Syndication Agents for the Lenders and Bank of America, N.A., Barclays Bank PLC and SunTrust Bank as Documentation Agents.

    The Credit Agreement amends and restates the $500 million Three Year Credit Agreement, dated as of June 10, 2003, as amended (the "Prior Credit Agreement"), among Jones USA, the Additional Obligors, the lending institutions party thereto, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent for the lenders, JPMorgan Chase Bank and Citibank, N.A., as Syndication Agents for the lenders, and Fleet National Bank and Bank of America, N.A., as Documentation Agents. Jones is also party to a separate $1 billion Five-Year Credit Agreement, dated as of June 15, 2004, as amended (the "Continuing Credit Agreement"), among Jones USA, the Additional Obligors, the lending institutions party thereto, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent for the lenders, Citibank, N.A. and JPMorgan Chase Bank, as Syndication Agents for the lenders and Bank of America, N.A., Barclays Bank PLC and SunTrust Bank as Documentation Agents.

    The Credit Agreement provides for a revolving credit facility of up to $750 million, the entire amount of which is available for advances and the issuance of trade and standby letters of credit. The funds available under the Credit Agreement are available to refinance certain existing indebtedness, to fund working capital and for general corporate purposes, including acquisitions. Borrowing spreads and fees for letters of credit are based on spreads above LIBOR and other available interest rates, with the spreads changing based upon a pricing grid. Additionally, the Credit Agreement facility size may be increased at any time or from time to time, at the request of Jones USA (but subject to its ability to identify a lender or lenders willing to participate in such increase), in minimum increments of $25 million, by an aggregate principal amount of up to $100 million. The Credit Agreement will mature on May 16, 2010, at which time all outstanding amounts and letters of credit under the Credit Agreement will be due and payable.

    The terms and conditions of the Credit Agreement are substantially similar to those of both the Prior Credit Agreement, which it replaces, and the Continuing Credit Agreement. The Credit Agreement contains representations, warranties and covenants customary for financings of this type including, without limitation, covenants requiring maintenance of a minimum Interest Coverage Ratio (as defined in the Credit Agreement) and a minimum Consolidated Net Worth (as defined in the Credit Agreement), and covenants limiting the Credit Parties' ability to (1) incur debt and guaranty obligations, (2) incur liens, (3) make loans, advances, investments and acquisitions, (4) merge or liquidate, (5) sell or transfer assets, (6) pay dividends or make distributions to stockholders, or (7) engage in transactions with affiliates.

    Events of Default under the Credit Agreement (subject to customary grace periods and cure rights) are also customary for financings of this type and include, but are not limited to, (i) failure to pay interest, principal or fees when due; (ii) material breach of representations or warranties, (iii) covenant default, (iv) cross-default to other debt in excess of an agreed amount, (v) a change in control, (vi) insolvency or bankruptcy, (vii) customary defaults under the Employee Retirement Income Security Act of 1974, and (viii) monetary judgment default in excess of an agreed amount. If an Event of Default occurs, the Administrative Agent may terminate the Credit Agreement and declare the loans then outstanding, together with all other amounts owed to the Lenders and the Administrative Agent under the Credit Agreement, to be immediately due and payable. All of the Additional Obligors are jointly and severally liable with Jones USA for all obligations of Jones USA under the Credit Agreement.

Item 8.01  Other Events.

    On May 17, Jones announced the extension until 5:00 p.m., New York City Time, on May 19, 2005 of its, and certain of its subsidiaries', offer to exchange (i) registered 4.250% Senior Notes due 2009, for the outstanding and unregistered 4.250% Senior Notes due 2009, (ii) registered 5.125% Senior Notes due 2014, for the outstanding and unregistered 5.125% Senior Notes due 2014 and (iii) registered 6.125% Senior Notes due 2034, for the outstanding and unregistered 6.125% Senior Notes due 2034.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Five-Year Credit Agreement dated as of May 16, 2005, by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders referred to therein, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., as Co-Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as Syndication Agents, and Bank of America, N.A., Barclays Bank PLC and Suntrust Bank, as Documentation Agents.

99.1	Press Release of the Registrant dated May 17, 2005.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: May 17, 2005

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Five-Year Credit Agreement dated as of May 16, 2005, by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders referred to therein, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., as Co-Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as Syndication Agents, and Bank of America, N.A., Barclays Bank PLC and Suntrust Bank, as Documentation Agents.

99.1	Press Release of the Registrant dated May 17, 2005.

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